United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 10, 2017

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 628 6200

7 Times Square, 37th Floor New York, New York 10036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into Material Definitive Agreement.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective February 10, 2017, iFresh Inc. (“iFresh”) consummated the transactions contemplated by the merger agreement (the “Merger Agreement”), dated as of July 25, 2016, by and among E-compass Acquisition Corp., a Cayman Islands company then the parent of iFresh (“E-compass”), iFresh Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of iFresh (“Merger Sub”), NYM Holding, Inc. (“NYM”), the stockholders of NYM, and Long Deng, as representative of the stockholders of NYM.

Upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), (i) E-compass merged with and into iFresh, with iFresh surviving the merger (the “Redomestication Merger”) and (ii) the Merger Sub merged into NYM (the “Acquisition Merger,” and together with the Redomestication Merger, the “Transactions”).

NYM is a fast growing Asian/Chinese grocery supermarket chain in the north-eastern U.S. providing food and other merchandise hard to find in mainstream grocery stores. Since NYM was formed in 1995, NYM has been targeting the Chinese and other Asian population in the U.S. with its in-depth cultural understanding of its target customer’s unique consumption habits. NYM currently has eight retail supermarkets in New York, Massachusetts and Florida, with in excess of 6,940,000 purchases in its stores in the fiscal year ended March 31, 2016. It also has two in-house wholesale businesses, Strong America Limited (“Strong America”) and New York Mart Group, Inc. (“NYMG”), covering more than 6,000 wholesale products and servicing both NYM retail supermarkets and over 1,000 external clients that range from wholesalers to retailing groceries and restaurants. NYM has a stable supply of food from farms in New Jersey and Florida, ensuring reliable supplies of the most popular vegetables, fruits and seafood. Its wholesale business and long term relationships with farms insulate NYM from supply interruptions and sales declines, allowing it to remain competitive even during difficult markets.

At closing on February 10, 2017, iFresh issued NYM’s stockholders an aggregate of: (i) $5 million in cash, plus (ii) 12,000,000 shares of its common stock. In connection with the closing, holders of 1,937,967 of E-compass’s ordinary shares elected to redeem their shares and the Company paid $20,154,857 in connection with such redemptions. Also on February 10, 2017, iFresh repurchased 1,500,000 of such non-redeemable shares promptly at a purchase price of $10.00 per share according to an agreement with Handy Global Limited signed on January 11, 2017. Each non-redeeming shareholder of E-compass received the following at the closing of the Redomestication Merger: (i) one share of iFresh common stock for each share of E-compass common stock; (ii) one share of iFresh common stock for each ten E-compass rights; and (iii) eleven shares of iFresh common stock for every ten E-compass units. Fractional shares were rounded down.

As a result of the Transactions, the former members of NYM own approximately 83.9% of the outstanding common stock of iFresh and the former stockholders of E-compass own the remaining 16.1%.

The Merger Agreement is described more fully in the sections entitled “The Business Combination Proposal” and “The Acquisition Agreement” beginning at pages 38 and 60, respectively, of the final prospectus contained in the Registration Statement on Form S-4 and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2016 by iFresh and E-compass, and such description is incorporated herein by reference.

After giving effect to the Transactions, there are currently 14,303,033 shares of iFresh common stock issued and outstanding. Upon the Closing, E-compass’s common stock, rights and units ceased trading and iFresh’s common stock began trading on the Nasdaq Capital Market under the symbol “IFMK”.

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In connection with the Acquisition:

●	iFresh, certain former NYM stockholders and certain stockholders of iFresh entered into a Voting Agreement to set forth their agreements and understandings with respect to how shares of iFresh common stock held by them will be voted following the Transactions. The parties agreed to vote their shares of iFresh common stock as necessary to ensure that the size of the Board of Directors of iFresh after the consummation of the Transactions will be five members until two years after the closing of the Transactions. The parties also agreed to vote their shares of iFresh common stock to ensure the election of one member of the Board of Directors of iFresh designated by the former E-compass shareholders party to the agreement, who must initially be qualified as an independent director pursuant to the rules of any stock exchange on which iFresh may be listed, and four members designated by the NYM stockholders, of which two designees must qualify as an independent director pursuant to the rules of any stock exchange on which iFresh may be listed.

●	In connection with the Acquisition, iFresh and Long Deng entered into an option agreement pursuant to which iFresh has the option, but not the obligation, to purchase four additional supermarkets (the “Option Companies”) from Mr. Deng on or prior to March 31, 2017. iFresh has the ability to exercise the option in installments. The option price for each Option Company is $2.5 million in cash minus any liabilities owed to iFresh or any of its subsidiaries by the applicable Option Company as of the closing date.
●	In connection with the Acquisition, iFresh and the NYM stockholders entered into a Registration Rights Agreement to provide for the registration of the common stock being issued to the NYM stockholders in connection with the Business Combination. The NYM stockholders will be entitled to “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination. iFresh will bear the expenses incurred in connection with the filing of any such registration statements.

FORM 10 INFORMATION

Pursuant to Item 2.01(f) of Form 8-K, if the registrant was a shell company, as iFresh was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing registration statement on Form 10. Therefore, iFresh is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after iFresh’s acquisition of NYM pursuant to the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Business

The business of iFresh is described in the Proxy Statement/Prospectus in the section entitled “NYM Holding, Inc.’s Business” beginning on page 84 and that information is incorporated herein by reference.

Risk Factors

The risks associated with iFresh’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 17 and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Section 9.01 of this Current Report on Form 8-K concerning the financial information of iFresh. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NYM Holding, Inc.” beginning on page 104 and set forth below in Item 2.02, which is incorporated herein by reference.

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Employees

The employees of iFresh are described in the Proxy Statement/Prospectus in the section entitled “NYM Holding, Inc.’s Business–Employees” on page 101 and that information is incorporated herein by reference.

Properties

The facilities of iFresh are described in the Proxy Statement/Prospectus in the section entitled “NYM Holding, Inc.’s Business – Properties” beginning on page 100 and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following tables sets forth information regarding the beneficial ownership of iFresh’s common stock as of January 10, 2017:

●	each person known to iFresh who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

●	each of its officers and directors; and

●	all of its officers and directors as a group.

Unless otherwise indicated, iFresh believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all iFresh securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, iFresh believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All iFresh stock subject to options or warrants exercisable within 60 days of the consummation of the Acquisition are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 14,303,033 shares of iFresh common stock to be outstanding upon consummation of the Acquisition. The table below assumes that no E-compass ordinary shares have been redeemed.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
Long Deng	11,120,000	(4)	77.7%
Richard Xu	541,000	(2)	3.8%
Peiling He	0		0
Mei Deng	20,000	(4)	*
Lilly Deng	11,120,000	(3)(4)	77.7%
Jianming You	0	(4)	0
Xiangke Fang	0	(4)	0
Henry Chang-Yu Lee	0		0
All directors and executive officers as a group (seven individuals)	11,681,000		81.7%

Five Percent Holders:

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o iFresh Inc. at 2-39 54th Avenue Long Island City, NY 11101.
(2)	Represent shares held by Lodestar Investment Holdings I LLC, which Mr. Xu controls. Mr. Xu therefore has voting and disposition power over such shares.
(3)	Consists of shares beneficially owned by Long Deng, Mrs. Deng’s husband.
(4)	The address of the beneficial owner is 2-39 54th Avenue, Long Island City, NY 11101
(5)	Mei Li has the voting and investment control over the shares.

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Directors and Executive Officers

iFresh’s directors and executive officers upon the Closing are described in the Proxy Statement/Prospectus in the section entitled “Directors, Executive Officers, Executive Compensation And Corporate Governance - Directors and Executive Officers after the Business Combination” beginning on page 128 and that information is incorporated herein by reference.

Executive Compensation

The executive compensation of E-compass’s, NYM’s and iFresh’s executive officers and directors is described in the Proxy Statement/Prospectus in the section entitled “Directors, Executive Officers, Executive Compensation And Corporate Governance – Compensation of Directors and Executive Officers” beginning on page 129 and that information is incorporated herein by reference.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of iFresh are described in the Proxy Statement/Prospectus in the section entitled “Certain Transactions” beginning on page 134 and are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “NYM Holding, Inc.’s Business–Legal Proceedings” beginning on page 102, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

iFresh’s ordinary shares began trading on the Nasdaq Capital Market under the symbol “IFMK”. iFresh has not paid any cash dividends on its ordinary shares to date. It is the present intention of iFresh’s board of directors to retain all earnings, if any, for use in iFresh’s business operations and, accordingly, iFresh’s board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends is within the discretion of iFresh’s board of directors and will be contingent upon iFresh’s future revenues and earnings, if any, capital requirements and general financial condition.

Information respecting E-compass’s common stock, rights and units and related stockholder matters are described in the Proxy Statement/Prospectus in the section entitled “Price Range of Securities and Dividends” on page 16 and such information is incorporated herein by reference.

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Description of Registrant’s Securities

The description of iFresh’s securities is contained in the Proxy Statement/Prospectus in the section entitled “Description of the Combined Company’s Securities Following the Business Combination” beginning on page 142 and is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance of iFresh’s common stock to the NYM stockholders in the Transactions, which is incorporated herein by reference.

Indemnification of Directors and Officers

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “The Redomestication Proposal – Indemnification of Directors and Officers” beginning on page 69, which is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

NYM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2016 is set forth below. Additionally, certain annual and quarterly financial information regarding NYM was included in the Proxy Statement/Prospectus, in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NYM Holding, Inc.” beginning on page 104, which is incorporated herein by reference.

NYM’s Management’s Discussion and Analysis of
Financial Condition and Results of Operations

NYM is an Asian Chinese supermarket chain in north-eastern region with eight retail super markets and two wholesale facilities. NYM plans to strategically expand along the I-95 corridor and its goal is to cover all states on the east coast. Although no agreements are in place, with additional capital support, NYM hopes to acquire and/or open four, six and twenty new stores in 2017, 2018 and 2019, respectively.

a.	NYM provides unique products to meet the demands of the Asian/Chinese American Market;
b.	NYM has established a merchandising system backed by an in-house wholesale business and by long-standing relationships with farms;
c.	NYM maintains an in-house cooling system with unique hibernation technology that is has developed over 20 years to preserve perishables, especially produce and seafood;
d.	NYM capitalizes on economies of scale, allowing strong negotiating power with upstream vendors, downstream customers and sizable competitors; and
e.	NYM has a proven and replicable track record of management, operation, acquisition and organic growth.

NYM’s net sales were $97.1 million and $98.2 million for nine months ended December 31, 2016 and 2015, respectively. In terms of sales by category, Perishables constituted approximately 60.6% of the total sales for the nine months ended December 31, 2016. NYM’s net income was $1.0 million for the nine months ended December 31, 2016, a decrease of $1.8 million, or 65.2%, from $2.8 million for the nine months ended December 31, 2015. Adjusted EBITDA was $4.0 million for the nine months ended December 31, 2016, a decrease of $2.5 million, or 38.6%, from $6.5 million for the nine months ended December 31, 2015. For additional information on Adjusted EBITDA, See the section entitled “NYM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Adjusted EBITDA,” beginning on page 9.

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Factors Affecting NYM’s Operating Results

Seasonality

NYM’s business shows seasonal fluctuations. Sales in its first and second fiscal quarters (ending June 30 and September 30, respectively) are usually 5% to 10% lower than in third and fourth quarters (ending December 31 and March 31, respectively). In its third fiscal quarter, customers make holiday purchases for Thanksgiving and Christmas. In its fourth quarter, customers make purchases for traditional Chinese holidays, such as the Spring Festival (Chinese New Year, in January or February).

Weather Conditions

Over 50% of NYM’s sales are perishables, including fruit, vegetables and seafood, of which the supply is easily affected by the weather. In 2016, the spring was colder than usual and subject to significant swings in temperature. Because of that the yield of Asian vegetables and fruits decreased dramatically in the quarters ended June 30 and March 31, 2016, and there were significant delays in supply of vegetables and fruits as compared to the same period of last year. Therefore, sales of vegetables and fruits declined in spring 2016, and NYM had to increase imports from Mexico and other countries. In addition, the red tide in Florida last year adversely affected the supply of shrimp, lobster and other seafood products in the current year.

Parking

The availability of parking is important to NYM’s sales volume, and changes in the availability of parking would affect NYM’s sales volume. For example, one of the two parking lots serving NYM’s Ming store in Boston was required to be temporarily leased to a farmers market on Sundays by the city of Boston from April to October 2016, which reduced sales at the store by about 10% during this period. The requirement to lease the parking lot to the farmers market expired on October 31, 2016.

Competition

Competitors opened two new stores in Brooklyn’s Chinatown in early 2016, which negatively impacted the sales of NYM’s two stores located in the area for the nine months ended December 31, 2016. NYM’s management believes that this impact is temporary and expects sales to rebound because the stores are the only ones owned by the operators and therefore lack the sophisticated procurement process that NYM has and do not have the same influence over suppliers as NYM.

Payroll

Minimum wage rates in some states increased in 2016. For example, the minimum wage went from $10 to $11 per hour in Massachusetts. In addition, NYM hired more personnel to improve business operations and internal controls in anticipation of becoming a reporting company. As a result, payroll and related expenses increased $1.4 million, or 30.2%, for the nine months ended December 31, 2016 as compared to the same period of last year. NYM plans to implement systems in the future to improve operating efficiency and reduce labor costs.

Merger with E-compass

In March 2016, NYM signed a letter of intent with E-compass and began to engage third parties in connection therewith, including a financial advisor, legal counsel and auditor, and incurred $634,000 of professional fees related thereto in the nine months ended December 31, 2016.

Vendor and Supply Management

NYM believes that a centralized and efficient vendor and supply management system are the keys to profitability. NYM operates its own wholesale facilities, which supplied about 23% of its procurement for the fiscal year ended March 31, 2016. NYM recently centralized the management of its vendors and procurement. It believes that such centralized vendor management enhances NYM’s negotiating power and improves its ability to turnover inventory and vendor payables. Any changes to the vendor and supply management could affect NYM’s purchasing costs and operating expenses.

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Store Maintenance and Renovation

From time to time, NYM conducts maintenance on the fixtures and equipment for its stores. Any maintenance or renovations could interrupt the operation of our stores and result in a decline of customer volume, and therefore sales volume, but will, in the opinion of management, boost sales after they are completed. In the fiscal year ended March 31, 2016, NYM conducted a renovation for its store located on East Broadway in Manhattan, New York. After completion of the renovation, customer traffic and sales volume increased significantly. Sales in the store increased 13.4% for the nine months ended December 31, 2016, compared to the same period of last year. Significant maintenance or renovation would affect NYM’s operation and operating results.

Store Acquisitions and Openings

NYM expects the new stores it acquires or opens to be the primary driver of its sales, operating profit and market share gains. NYM’s results will be materially affected by the timing and number of new store additions and the amount of new store opening costs. For example, NYM would incur rental, utilities and employee expenses during any period of renovation, which would be recorded as expenses on the income statement and would decrease NYM’s profit when a store opens. NYM may incur higher than normal employee costs associated with set-up, hiring, training, and other costs related to opening a new store. Operating margins are also affected by promotional discounts and other marketing costs and strategies associated with new store openings, primarily due to overstocking, and costs related to hiring and training new employees. Additionally, promotional activities may result in higher than normal net sales in the first several weeks following a new store opening. A new store builds its sales volume and its customer base over time and, as a result, generally has lower margins and higher operating expenses, as a percentage of sales, than NYM’s more mature stores. A new store could take more than a year to achieve a level of operating performance comparable to NYM’s existing stores.

How to Assess NYM’s Performance

In assessing performance, NYM considers a variety of performance and financial measures, including principal growth in net sales, gross profit and Adjusted EBITDA. The key measures that we use to evaluate the performance of NYM’s business are set forth below:

Net Sales

NYM’s net sales comprise gross sales net of coupons and discounts. NYM does not record sales taxes as a component of retail revenues as it considers it a pass-through conduit for collecting and remitting sales taxes.

Gross Profit

NYM calculates gross profit as net sales less cost of sales and occupancy costs. Gross margin measures gross profit as a percentage of its net sales. Occupancy costs include store rental costs and property taxes. The components of NYM’s cost of sales and occupancy costs may not be identical to those of its competitors. As a result, NYM’s gross profit and gross margin may not be comparable to similar data made available by NYM’s competitors.

Cost of sales includes the cost of inventory sold during the period, including the direct costs of purchased merchandise (net of discounts and allowances), distribution and supply chain costs, buying costs and supplies. NYM recognizes vendor allowances and merchandise volume related rebate allowances as a reduction of inventories during the period when earned and reflects the allowances as a component of cost of sales as the inventory is sold. Shipping and handling for inventories purchased are included in cost of goods sold.

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Selling, General and Administrative Expenses

Selling, general and administrative expenses primarily consist of retail operational expenses, administrative salaries and benefits costs, marketing, advertising and corporate overhead.

Adjusted EBITDA

NYM believes that Adjusted EBITDA is a useful performance measure and can be used to facilitate a comparison of NYM’s operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting NYM’s business than GAAP measures alone can provide. NYM also uses Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for employees, including senior executives. Other companies in the industry may calculate Adjusted EBITDA differently than NYM does, limiting its usefulness as a comparative measure.

NYM’s management defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization expense, store opening costs, and non-recurring expenses. All of the omitted items are either (i) non-cash items or (ii) items that NYM does not consider in assessing its on-going operating performance. Because it omits non-cash items, NYM’s management believes that Adjusted EBITDA is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect its operating performance. NYM’s management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Results of Operations for the Nine months ended December 31, 2016 and 2015

	For the nine months ended December 31,		Changes
	2016	2015	$	%
Net sales-third parties	$90,874,879	$93,800,416	$(2,925,317)	-3.1%
Net sales-related parties	6,219,027	4,419,850	1,799,177	40.7%
Total Sales	97,093,906	98,220,266	(1,126,360)	-1.1%
Cost of sales	71,562,219	72,564,072	(1,001,853)	-1.4%
Occupancy costs	5,396,778	5,286,798	109,980	2.1%
Gross Profit	20,134,909	20,369,396	(234,487)	-1.2%
Selling, general and administrative expenses	18,841,217	15,610,416	3,230,801	20.7%
Income from operations	1,293,692	4,758,980	(3,465,288)	-72.8%
Interest expense	(152,551)	(166,027)	13,476	-8.1%
Other income	758,274	578,897	179,377	31%
Income before income tax provision	1,899,415	5,171,850	(3,272,435)	-63.3%
Income tax provision	(854,743)	(2,327,333)	1,472,590	-63.3%
Net income	$1,044,672	$2,844,517	$(1,799,845)	-63.3%
Net income attributable to common stockholders	$1,044,672	$2,844,517	$(1,799,845)	-63.3

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Net Sales

	For the nine months ended December 31,		Changes
	2016	2015	$	%
Net sales of retail-third parties	$79,663,230	$83,381,418	$(3,718,188)	-4.4%
Net sales of wholesale-third parties	11,211,649	10,418,998	792,651	7.6%
Net sales of wholesale-related parties	6,219,027	4,419,850	1,799,177	40.7%
Total Net Sales	$97,093,906	$98,220,226	$(1,126,360)	-1.1%

NYM’s net sales were $97.1 million for the nine months ended December 31, 2016, a decrease of $1.1 million, or 1.1%, from $98.2 million for the nine months ended December 31, 2015.

Net retail sales to third parties decreased $3.7 million, or 4.4%, from $83.4 million for the nine months ended December 31, 2015, to $79.7 million for the nine months ended December 31, 2016. The decrease resulted from a decrease of $2.1 million in Ming store sales dues to a parking lot not being available on Sundays from April to October 2016, a decrease of $0.9 million in two stores located in Chinatown, Brooklyn NY, due to the impact of weather conditions on the availability of fresh produce and new competitors , a decrease of $1.5 million in stores due to the impact of weather conditions on the availability of fresh produce, partially offset by an increase of $0.8 million in a store after renovation. Total net wholesale sales increased $2.6 million from $14.8 million for the nine months ended December 31, 2015 to $17.4 million for the nine months ended December 31, 2016, which was attributable to an increase of $1.8 million in sales to related parties due to NYM focusing on improving its central procurement system through its wholesale facilities and an increase of $0.8 million from its wholesale revenue to third parties due to expansion of the wholesales business.

Cost of sales, Occupancy costs and Gross Profit

	For the nine months ended December 31,		Changes
	2016	2015	$	%
Total Net Sales	$97,093,906	$98,220,266	$(1,126,390)	-1.1%
Cost of sales	71,562,219	72,564,072	(1,001,853)	-1.4%
Occupancy costs	5,396,778	5,286,798	109,980	2.1%
Gross Profit	$20,134,909	$20,369,396	$(234,487)	-1.2%
Gross Margin	20.7%	20.7%	-

Gross profit was $20.1 million and $20.4 million for the nine months ended December 31, 2016 and 2015, respectively. Gross margins were 20.7% for the nine month periods ended December 31, 2016 and, 2015.

Cost of sales decreased $1.0 million, or 1.4%, from $72.6 million for the nine months ended December 31, 2015 to $71.6 million for the nine months ended December 31, 2016. The decrease was mainly attributable to the decreased sales in the nine months ended December 31, 2016

Occupancy costs consist of store-level expenses such as rental expense, property taxes and other store specific costs. Occupancy costs increased approximately $0.1 million, or 2.1%, from $5.3 million for the nine months ended December 31, 2015 to $5.4 million for the nine months ended December 31, 2016, which was mainly attributable to the increase of property taxes as a result of the increase of market value of properties that NYM leases.

Selling, General and Administrative Expenses

Selling, general and administrative expenses was $18.8 million for the nine months ended December 31, 2016, an increase of $3.2 million, or 20.7%, compared to $15.6 million for the nine months ended December 31, 2015, which was mainly attributable to an increase of $2.3 million in payroll and related insurance and taxes, and an increase of $0.6 million of professional fees incurred in connection with the transaction with E-compass, and an increase of $0.3 million of rental and utility expenses.

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Interest Expense

Interest expense was $152,551 for the nine months ended December 31, 2016, a decrease of $13,476, or 8%, from $166,027 for the nine months ended December 31, 2015, primarily attributable to the decrease of interest on the credit line of $2.8 million that was repaid by NYM in July 2015 and the Bank of American credit line paid off in December 2016.

Other income

Other income was $758,274 for the nine months ended December 31, 2016, an increase of $179,377, or 31%, from $578,897 for the nine months ended December 31, 2015, primarily attributable to an increase of management fee income and advertising fee income charged to third-party stores based on sale volume.

Income Taxes Provision

NYM is subject to U.S. federal and state income taxes. Income taxes provision was $0.9 million for the nine months ended December 31, 2016, a decrease of $1.5 million, or 63.3%, compared to $2.3 million for the nine months ended December 31, 2015, which was mainly attributable the decrease in taxable income. The effective income tax rate was 45.0% for the nine months ended December 31, 2016 and 2015. The federal tax rate was 34% and state and local income tax rates were 11% for the nine months ended December 31, 2016 and 2015.

Net Income

	For the nine months ended December 31,		Changes
	2016	2015	$	%
Net income	$1,044,672	$2,844,517	$(1,799,845)	-63.3%
Profit Margin	1.0%	2.9%	-1.9%

Net Income was $1.0 million for the nine months ended December 31, 2016, a decrease of $1.8 million, or 63.3%, from $2.8 million for the nine months ended December 31, 2015, mainly attributable to the increase of selling, general and administrative expenses as described above. Profit margin as percentage of sales was 1.0% and 2.9% for the nine months ended December 31, 2016 and 2015, respectively.

Adjusted EBITDA

The following table reconciles Net Income to Adjusted EBITDA.

	For the nine months ended December 31,		Changes
	2016	2015	$	%
Net income	$1,044,672	$2,844,517	$(1,799,845)	-63.3%
Interests expenses	152,551	166,207	(13,656)	-8.2%
Income tax provision	854,743	2,327,333	(1,472,590)	-63.3%
Depreciation and amortization	1,165,643	1,012,265	153,378	15.2%
Amortization of intangible assets	99,999	99,999	—	0.0%
Merger expenses(1)	634,000	—	634,000	—
Adjusted EBITDA	$3,951,608	$6,450,321	$(2,498,713)	-38.7%
Percentage of sales	4.1%	6.6%	-2.5%

(1)	Merger expenses were professional fees paid to a financial advisor, legal counsel and auditors in connection with the transaction with E-compass, which are non-recurring expenses and added back for adjusted EBITDA.

Adjusted EBITDA was $4.0 million for the nine months ended December 31, 2016, a decrease of $2.5 million, or 38.7%, as compared to $6.5 million for the nine months ended December 31, 2015, mainly attributable to the increase of selling, general and administrative expenses as described above. The percentage of sales for adjusted EBITDA was 4.1% and 6.6% for the nine months ended December 31, 2016 and 2015, respectively.

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Liquidity and Capital Resources

As of December 31, 2016, NYM had cash and cash equivalents of approximately $9.0 million. NYM has funded working capital and other capital requirements primarily by equity contribution from stockholders, cash flow from operations, and bank loans. Cash is required to pay purchase costs for inventory, rental, salaries, office rental expenses, income taxes, other operating expenses and repay debts. Although NYM’s management believes that the cash generated from operations will be sufficient to meet its normal working capital needs for at least the next twelve months, its ability to repay its current obligation will depend on the future realization of its current assets. NYM’s management has considered the historical experience, the economy, trends in the retail industry, the expected collectability of the accounts receivables and the realization of the inventories as of December 31, 2016. NYM’s ability to continue to fund these items may be affected by general economic, competitive and other factors, many of which are outside of NYM’s control. If the future cash flow from operations and other capital resources are insufficient to fund its liquidity needs, NYM may be forced to reduce or delay its expected new store acquisition and openings, sell assets, obtain additional debt or equity capital or refinance all or a portion of its debt. NYM’s working capital position benefits from the fact that it generally collects cash from sales to customers the same day or, in the case of credit or debit card transactions, within a few business days of the related sale and the quick inventory turnover.

On December 23, 2016 (the “Effective Date”), NYM entered into a $25 million secured Credit Agreement (the “Credit Agreement”) with KeyBank National Association (the “Lender”). The Credit Agreement provides for (i) a $5 million revolving credit facility (the “Revolving Credit Facility”), (ii) a $15 million effective date term loan facility (the “Effective Date Term Loan Facility”), which was fully drawn on the Effective Date, and (iii) a $5 million delayed draw term loan facility (the “Delayed Draw Term Loan Facility” and, together with the Revolving Credit Facility and the Effective Date Term Loan Facility, the “Facilities”), which is available to be drawn within one year after the Effective Date. The Facilities are secured by all assets of NYM and its subsidiaries and mature on December 23, 2021. Interest is charged at a rate equal to (a) the Lender’s “prime rate” plus 0.95%, or (b) the Adjusted LIBOR Rate (as defined in the Credit Agreement) plus 1.95%. NYM will pay a commitment fee equal to 0.25% of the undrawn amount of the Revolving Credit Facility and 0.25% of the unused Delayed Draw Term Loan Facility. Closing fees and expenses were in the amount of $912,500. Except as stated below, the Facilities are subject to customary events of default. It will be an event of default if Mr. Long Deng resigns, is terminated, or is no longer actively involved in the management of NYM and a replacement reasonably satisfactory to the Lender is not made within sixty (60) days after such event takes place. On February 16, 2017, NYM and the Lender entered into a waiver and first amendment to the credit agreement, pursuant to which the Lender agreed to extend the time for NYM to comply with certain post-closing items contained in the Credit Agreement and waived for 60 days a default by Strong America to the Credit Agreement. The default resulted from a guaranty that Strong America provided to a third party that was previously undisclosed to the Lender. NYM paid the Lender $7,500 in connection with credit agreement and waiver.

Based on the above, NYM’s management is of the opinion that NYM has sufficient funds to meet its working capital requirements and debt obligations as they become due. However, there is no assurance that management will be successful in their plan. There are a number of factors that could potentially arise that could result in shortfalls to the Company’s plan, such as the demand for its products, economic conditions, the competitive pricing in the retail industry and its bank and suppliers being able to provide continued supports. If NYM is not able to turn over its inventory and collect on receivables as it has done in the past, Mr. Long Deng, the majority stockholder and Chief Executive Officer of NYM, has indicated that he will fund NYM’s operations.

The following table summarizes NYM’s cash flow data for the nine months ended December 31, 2016 and 2015.

	For the nine months ended December 31,
	2016	2015
Net cash provided by operating activities	$2,909,541	$5,381,843
Net cash used in investing activities	(4,722,186)	(3,881,777)
Net cash provided by (used in) financing activities	10,290,346	(605,146)
Net (decrease) increase in cash and cash equivalents	$8,477,701	$894,920

Operating Activities

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization and changes in deferred income taxes, and the effect of working capital changes. Net cash provided by operating activities was approximately $2.9 million for the nine months ended December 31, 2016, a decrease of $2.5 million, or 46%, compared to $5.4 million for the nine months ended December 31, 2015. The decrease was a result of a decrease of cash generated from net income of $1.8 million, partially offset by an increase of $0.1 million from change of working capital mainly resulting from an increase in accounts payable.

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Investing Activities

Net cash used in investing activities was approximately $4.7 million for the nine months ended December 31, 2016, an increase of $0.8 million, compared to $3.9 million for the nine months ended December 31, 2015. The increase was primarily attributable to the increase in advances to related parties with the intention of converting these advances into deposits on the purchase price upon acquisitions of these entities Pursuant to the option agreement being entered into at the closing of the transaction between NYM and E-compass.

Financing Activities

Net cash provided by financing activities was approximately $10.3 million for the nine months ended December 31, 2016, which mainly consisted of net cash flow from borrowing bank loans of $11.4 million. Net cash used in financing activities was $0.6 million for the nine months ended December 31, 2015, which mainly consisted of $1.1 million of repayment of a loan due to Mr. Long Deng, the majority stockholder and the Chief Executive Officer of NYM, offset by $0.8 million of net cash received from borrowing on loans and notes payable.

Commitments and Contractual Obligations

The following table presents the Company’s material contractual obligations as of December 31, 2016:

Contractual Obligations (unaudited)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Bank Loans	$15,000,000	$984,172	$2,289,895	$11,725,933	$—
Estimated interest payments on bank loans	2,687,291	587,088	1,138,308	961,895	—
Notes payable	745,014	276,055	354,674	114,285	—
Capital lease obligations	51,904	37,004	14,900	—	—
Operating Lease Obligations(1)	88,589,379	6,072,013	12,450,650	13,805,186	56,261,530
	$107,073,588	$7,956,332	$16,248,427	$26,607,299	$56,261,530

(1)	Operating lease obligations do not include common area maintenance, utility and tax payments to which NYM is obligated, which is estimated to be approximately 50% of operating lease obligation.

Off-balance Sheet Arrangements

NYM is not a party to any off-balance sheet arrangements.

Critical Accounting Estimates

The discussion and analysis of NYM’s financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with GAAP. These principles require NYM’s management to make estimates and judgments that affect the reported amounts of assets, liabilities, sales and expenses, cash flow and related disclosure of contingent assets and liabilities. The Company’s critical accounting estimates included, but are not limited to: allowance for estimated uncollectible receivables, inventory valuations, lease assumptions, impairment of long-lived assets, impairment of intangible assets, and income taxes. NYM bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

NYM’s management believes that among their significant accounting policies, which are described in Note 3 to the audited consolidated financial statements of NYM included in the Proxy Statement/Prospectus, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, NYM’s management believes these are the most critical to fully understand and evaluate its financial condition and results of operations.

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Revenue Recognition

For retail sales, revenue is recognized at the point of sale. Discounts provided to customers at the time of sale are recognized as a reduction in sales as the discounted products are sold. Sales taxes are not included in revenue. Proceeds from the sale of coupons are recorded as a liability at the time of sale, and recognized as sales when they are redeemed by customers. For wholesales sales, revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, NYM has no other obligations and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as customer deposits.

Accounts Receivable

Accounts receivables consist primarily of uncollected amounts from customer purchases (primarily from the Company’s two distribution operations), credit card receivables, and food stamp vouchers and are presented net of an allowance for estimated uncollectible amounts.

NYM periodically assesses its accounts receivable for collectability on a specific identification basis. If collectability of an account becomes unlikely, an allowance is recorded for that doubtful account. Once collection efforts have been exhausted, the account receivable is written off against the allowance.

Inventories

Inventories consist of merchandise purchased for resale, which are stated at the lower of cost or market. The cost method is used for wholesale and retail perishable inventories by assigning costs to each of these items based on a first-in, first-out (FIFO) basis (net of vendor discounts).

NYM’s wholesale and retail non-perishable inventory is valued at the lower of cost or market using weighted average method.

Operating Leases

NYM leases retail stores, warehouse facilities and administrative offices under operating leases. Incentives received from lessors are deferred and recorded as a reduction of rental expense over the lease term using the straight-line method. Store lease agreements generally include rent escalation provisions. The Company recognizes escalations of minimum rents as deferred rent and amortizes these balances on a straight-line basis over the term of the lease.

Income Taxes

NYM must make certain estimates and judgments in determining income tax expense for financial statement purposes. The amount of taxes currently payable or refundable is accrued, and deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for realizable loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the fiscal year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities for a change in income tax rates is recognized in income in the period that includes the enactment date.

NYM apply the provisions of the authoritative guidance on accounting for uncertainty in income taxes that was issued by the Financial Accounting Standards Board, or FASB. Pursuant to this guidance, and may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The authoritative guidance also addresses other items related to uncertainty in income taxes, including derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

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Recently Issued Accounting Pronouncements

See Note 3 to the unaudited condensed consolidated financial statements of NYM included as Exhibit 99.3 to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the NYM stockholders received, as partial consideration for Acquisition Merger, an aggregate of 12,000,000 shares of iFresh common stock at the closing of the Transactions as described in Item 2.01, above. The securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the Section entitled “The Business Combination Proposal” and “The Acquisition Agreement” beginning at pages 38 and 60, respectively, which is incorporated herein by reference. The disclosure contained in Item 2.01 of this Current Report on Form 8-K is incorporated by Reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the sections entitled “Directors, Executive Officers, Executive Compensation And Corporate Governance – Current Directors and Executive Officers” and “Directors, Executive Officers, Executive Compensation And Corporate Governance - Directors and Executive Officers after the Business Combination” beginning on pages 123 and 128, respectively, of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Transactions, E-compass merged with and into iFresh with iFresh surviving the merger. Upon closing of the Redomestication Merger, the constitutional documents of iFresh replaced those of E-compass. See the sections of the Proxy Statement/Prospectus entitled “The Redomestication Proposal” and Description of the Combined Company’s Securities Following the Business Combination” on pages 63 and 142, respectively.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, iFresh ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections “The Business Combination Proposal” and “The Acquisition Agreement” beginning at pages 38 and 60, respectively, which are incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Form 8-K.

Item 8.01.	Other Events.

On February 13, 2017, iFresh issued a press release announcing the completion of the Transactions, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(a)-(b) Financial Statements.

Information responsive to Item 9.01(a) and (b) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus beginning on page F-2, and under “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 78, which information is incorporated herein by reference. In addition, iFresh is filing herewith the unaudited condensed consolidated financial statements of NYM as of December 31, 2016 as Exhibit 99.2 and updated unaudited pro forma condensed combined financial information as of December 31, 2016 as Exhibits 99.3.

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Exhibit No.	Description
2.1	Merger Agreement(1)
3.1	Amended and Restated Certificate of Incorporation of iFresh Inc. (2)
3.2	Amended and Restated Bylaws of iFresh Inc. (2)
4.1	Specimen Unit Certificate(2)
4.2	Specimen Ordinary Share Certificate(2)
4.3	Specimen Right Certificate(2)
10.2	Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the E-compass’s Initial Shareholders.(3)
10.3	Registration Rights Agreement between the Company and certain security holders of E-compass.(2)
10.4	Option Agreement
10.5	Voting Agreement
10.6	Registration Rights Agreement
99.1	Press Release dated February 13, 2017
99.2	Unaudited Condensed Consolidated Financial Statements of NYM for the quarter ended December 31, 2016
99.3	Pro-Forma Financial Information for the quarter ended December 31, 2016

*	Previously filed.
(1)	Incorporated by reference to E-compass’s Current Report on Form 8-K dated July 25, 2016.

(2)	Incorporated by reference to iFresh’s Registration Statement on Form S-4 (333-213061).

(3)	Incorporated by reference to E-compass’s Current Report on Form 8-K dated August 12, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 16, 2017

iFRESH, INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chairman and Chief Executive Officer

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